Exhibit 10.13 - Stock Purchase and Exchange Agreement

STOCK PURCHASE AND EXCHANGE AGREEMENT

This Stock Purchase and Exchange Agreement (this "Agreement") is made and effective as of May 31, 2012 (the "Effective Date"), between Green Ecology Ltd., a foreign corporation with a mailing address of P.O. BOX 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands, and its shareholders, officers, affiliates and assigns (collectively referred to herein as "Green Ecology"), and PyroTec, Inc., a Delaware corporation with a resident agent located at 113 Barksdale Professional Center in Newark, Delaware 19711-3258 and doing business at 125-E Wappoo Creek, Suite 202A in Charleston, South Carolina 29412 , and its affiliates and assigns ("PyroTec"), collectively referred to as the "Parties."

WITNESSETH

WHEREAS, the Parties have determined that the transaction contemplated by this Agreement would be advantageous and beneficial to their respective companies and shareholders.

WHEREAS, the parties hereto desire to consummate the transactions contemplated herein, pursuant to which Green Ecology will convey to PyroTec title to twenty-five percent (25%) of Green Ecology shares of authorized stock of Green Ecology, which shall not be diluted upon additional authorization or upon any private or public offering, i.e. PyroTec shall retain at all times until disposition of title to such shares its twenty-five percent (25%) interest, under the following agreed upon schedule:

(a) 10% of Green Ecology shares pursuant to Section 2.2. of this Agreement;

(b) 5% of Green Ecology shares upon PyroTec's purchase of three (3) units from Green Ecology;

(c) 5% of Green Ecology shares upon PyroTec's purchase of three (3) additional units from Green Ecology; and

(d) 5% of Green Ecology shares upon PyroTec's purchase of three (3) additional units from Green Ecology.

Unless otherwise stated, the Green Ecology stock being conveyed is collectively referred to as the "Green Ecology Shares."

WHEREAS, and in consideration of the assumption of the Green Ecology Shares, PyroTec will convey title to Green Ecology, 305,945 shares of common stock under the following agreed upon schedule:

(a) 122,378 shares of PyroTec restricted common stock pursuant to Section 2.2 of this Agreement; (b) 183,567 shares of PyroTec registered common stock from its Employee Option Pool upon Green Ecology conveyance of title to fifteen percent (15%) of the Green Ecology Shares, as agreed to above.

Unless otherwise stated, the PyroTec stock being conveyed is collectively referred to as the "PyroTec Shares."

WHEREAS, the parties hereto agree that the valuation of the purchase of the Green Ecology Shares and PyroTec Shares are based upon projected valuation of the PyroTec Shares and the projected earnings of Green Ecology and its assigns and affiliates.

WHEREAS, for United States federal income tax purposes, the transactions contemplated hereby are intended to qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (together with all rules and regulations issued thereunder (the "Code")) and this Agreement is intended to be adopted as a plan of reorganization for purposes of Section 368 of the Code.

WHEREAS, the Recitals stated herein are not mere statements, but representations and warranties of the parties, and material terms in which each party has relied upon in executing this Agreement.

NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. DEFINITIONS. As used herein, the following terms shall have the following meanings:

(a) "Act" means the Securities Act of 1933, as amended, and the rules and regulations issued in respect thereto.

(b) "Encumbrance" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

(c) "Law" means any law, statute, regulation, rule, ordinance, requirement or other binding action or requirement of any governmental, regulatory or administrative body, agency or authority or any court of judicial authority.

(d) "Order" means any decree, order, judgment, writ, award, injunction, stipulation or consent of or by any Federal, state or local government or any court, administrative agency or commission or other governmental authority or agency, domestic or foreign.

(e) "Person" means any individual, corporation, general or limited partnership, joint venture, association, limited liability company, joint stock company, trust, business, bank, trust company, estate (including any beneficiaries thereof), unincorporated entity, cooperative, association, government branch, agency or political subdivision thereof or organization of any kind.

(f) "Transaction Documents" means any ancillary contracts, agreements or other documents that are to be entered into in connection with the transactions contemplated hereby.

ARTICLE II

EXCHANGE OF STOCK

SECTION 2.1. Subject to the terms and conditions of this Agreement, at the Closing, Green Ecology agrees to transfer to PyroTec the Green Ecology Shares, and in turn, PyroTec agrees to transfer to Green Ecology the PyroTec Shares.

SECTION 2.2. THE CLOSING.

(a) Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place as promptly as possible but no later than the fifth (5th) business day following the day the last of the conditions set forth in Article V shall have been fulfilled or waived (other than those that this Agreement contemplates will be satisfied at or immediately prior to the Closing), or at such other time as shall be mutually agreed upon by the Parties (the "Closing Date").

(b) Subject to the conditions set forth in this Agreement, the parties agree to consummate the following transactions at the Closing:

(i) Green Ecology shall assign and transfer to PyroTec, by physically delivering to PyroTec, one (1) or more stock certificates representing 10% of the Green Ecology Shares being sold, duly endorsed or accompanied by duly executed stock powers (with a medallion guaranty, if required by PyroTec's transfer agent) sufficient to validly transfer the Green Ecology Shares to PyroTec or its nominee; and

(ii) PyroTec shall assign and transfer to Green Ecology, by physically delivering to Green Ecology, one (1) or more stock certificates representing 122,378 shares of the PyroTec restricted common stock being sold, duly endorsed or accompanied by duly executed stock powers (with a medallion guaranty, if required by Green Ecology's transfer agent) sufficient to validly transfer the PyroTec Shares to Green Ecology or its nominee.

SECTION 2.3. THE ESCROW AGREEMENT.

(a) The Parties agree that the balance of the common stock being conveyed, that is, the fifteen percent (15%) of Green Ecology Shares and the 183,567 shares of PyroTec registered common stock from its Employee Option Pool shall be held in each respective party's escrow account, unencumbered and restricted from transfer.

(b) The Parties agree that upon full satisfaction of each condition precedent agreed upon in the Recitals, above, the obligor shall release the escrowed stock to the obligee within five (5) days of satisfaction of the condition precedent.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF GREEN ECOLOGY

Green Ecology represents and warrants to PyroTec that the statements contained in this Article III are true and correct as of the date of this Agreement and will be true and correct as of the Closing as though made as of the Closing, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties will be true and correct as of such date).

SECTION 3.1. POWER AND AUTHORITY. Green Ecology is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Green Ecology has all requisite capacity, power and authority to execute, deliver and perform this Agreement. No other corporate action on the part of Green Ecology is necessary to authorize the execution and delivery by Green Ecology of this Agreement or the consummation by it of the Contemplated Transactions (as defined below). This Agreement has been duly executed and delivered and, upon execution by PyroTec, will constitute a valid and legally binding obligation of Green Ecology, enforceable against Green Ecology in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

SECTION 3.2. OWNERSHIP; TRANSFERABILITY. Green Ecology is the legal and beneficial owner of the Green Ecology Shares, free and clear of any Encumbrance or restriction on transfer (and shall remain free and clear until the Closing), other than restrictions under the Act, or restrictions reflected in a legend on the certificates representing the Green Ecology Shares.

SECTION 3.3. CONSENTS AND APPROVALS. Neither the execution, delivery and performance of this Agreement by Green Ecology, nor the consummation by Green Ecology of any transaction related hereto, including the transfer, sale and delivery of the Green Ecology Shares will require any consent, approval, license, Order or authorization of, filing, registration, declaration or taking of any other action with, or notice to, any Person, other than such consents, approvals, filings or actions as may be required under the Federal securities laws which have or will be made, or the securities laws of the jurisdiction of Green Ecology.

SECTION 3.4. NO CONFLICTS. The execution and delivery by Green Ecology of this Agreement and the Transaction Documents to which it is or will become a party do not, and the consummation of the transactions contemplated by this Agreement and the Transaction Documents to which it is or will become a party (the "Contemplated Transactions") shall not, assuming the consents, approvals, filings or actions described in Section 3.3 are made or obtained, as the case may be, (a) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or by-laws of Green Ecology, (b) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Green Ecology is a party or by which it or any of its properties or assets may be bound, or (c) conflict or violate any permit, concession, franchise, license, judgment, Order, decree, statute, law, ordinance, rule or regulation of any government, governmental instrumentality or court, domestic or foreign, applicable to Green Ecology or any of its properties or assets, except in the case of (b) and (c) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not, individually or in the aggregate, materially and adversely affect the Green Ecology Shares being conveyed by Green Ecology to PyroTec.

SECTION 3.5. PURCHASE ENTIRELY FOR OWN ACCOUNT.

(a) The PyroTec Shares to be received by Green Ecology will be acquired for investment for Green Ecology's own account, and not with a view to the resale or distribution of any part thereof.

(b) Green Ecology has no present intention of selling, granting any participation in, or otherwise distributing the PyroTec Shares, except, in the case of (a) and (b) of this Section 3.5, as permitted by the Act.

(c) Green Ecology is an "accredited investor" under Rule 501(a) promulgated under the Act.

SECTION 3.6. CLASSIFICATION OF PYROTEC SHARES.

(a) Green Ecology understands that the 122,378 shares of PyroTec Shares being conveyed at Closing shall be characterized as "restricted securities" under the Federal securities laws and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances.

(b) The Parties agree that the 183,567 shares of PyroTec Shares subject to the release condition herein shall be issued from PyroTec's Employee Option Pool and shall be considered "registered securities," unless otherwise required to be otherwise by the United States Securities and Exchange Commission.

SECTION 3.7. LEGENDS. It is understood that the certificate(s) evidencing the 122,378 PyroTec Shares shall bear a legend substantially in the form below:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR WITH ANY STATE SECURITIES COMMISSION, AND MAY NOT BE TRANSFERRED OR DISPOSED OF BY THE HOLDER IN THE ABSENCE OF A REGISTRATION STATEMENT WHICH IS EFFECTIVE UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE LAWS AND RULES OR UNLESS SUCH TRANSFER MAY BE EFFECTED WITHOUT VIOLATION OF THE SECURITIES ACT OF 1933 AND OTHER APPLICABLE STATE LAWS AND RULES.

SECTION 3.8. BROKERS, ETC. Green Ecology is not obligated to pay any fee or commission to any broker, finder or other similar Person in connection with the transactions contemplated by this Agreement (other than any fees or commissions that are solely for the account of Green Ecology).

SECTION 3.9. WAIVER AND RELEASE. Green Ecology agrees to waive and release any right to the PyroTec Shares, as such right has been assigned for valuable consideration to Green Ecology.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PYROTEC

PyroTec represents and warrants to Green Ecology that the statements contained in this Article IV are true and correct as of the date of this Agreement and will be true and correct as of the Closing as though made as of the Closing, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties will be true and correct as of such date).

SECTION 4.1. POWER AND AUTHORITY. PyroTec is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. PyroTec has all requisite capacity, power and authority to execute, deliver and perform this Agreement. No other corporate action on the part of PyroTec is necessary to authorize the execution and delivery by PyroTec of this Agreement or the consummation by it of the Contemplated Transactions (as defined below). This Agreement has been duly executed and delivered and, upon execution by Green Ecology, will constitute a valid and legally binding obligation of PyroTec, enforceable against PyroTec in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

SECTION 4.2. OWNERSHIP; TRANSFERABILITY. PyroTec is the legal and beneficial owner of the PyroTec Shares, free and clear of any Encumbrance or restriction on transfer (and shall remain free and clear until the Closing), other than restrictions under the Act, or restrictions reflected in a legend on the certificates representing the PyroTec Shares

SECTION 4.3. CONSENTS AND APPROVALS. Neither the execution, delivery and performance of this Agreement by PyroTec, nor the consummation by PyroTec of any transaction related hereto, including the transfer, sale and delivery of the PyroTec Shares will require any consent, approval, license, Order or authorization of, filing, registration, declaration or taking of any other action with, or notice to, any Person, other than such consents, approvals, filings or actions as may be required under the Federal securities laws which have or will be made, or the securities laws of the jurisdiction of PyroTec.

SECTION 4.4. NO CONFLICTS. The execution and delivery by PyroTec of this Agreement and the Transaction Documents to which it is or will become a party do not, and the consummation of the transactions contemplated by this Agreement and the Transaction Documents to which it is or will become a party (the "Contemplated Transactions") shall not, assuming the consents, approvals, filings or actions described in Section 4.3 are made or obtained, as the case may be, (a) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or by-laws of PyroTec, (b) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which PyroTec is a party or by which it or any of its properties or assets may be bound, or (c) conflict or violate any permit, concession, franchise, license, judgment, Order, decree, statute, law, ordinance, rule or regulation of any government, governmental instrumentality or court, domestic or foreign, applicable to PyroTec or any of its properties or assets, except in the case of (b) and (c) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not, individually or in the aggregate, materially and adversely affect the PyroTec Shares being conveyed by PyroTec to Green Ecology.

SECTION 4.5. PURCHASE ENTIRELY FOR OWN ACCOUNT.

(a) The Green Ecology Shares to be received by PyroTec will be acquired for investment for PyroTec's own account, and not with a view to the resale or distribution of any part thereof.

(b) PyroTec has no present intention of selling, granting any participation in, or otherwise distributing the Green Ecology Shares, except, in the case of (a) and (b) of this Section 3.5, as permitted by the Act.

(c) PyroTec is an "accredited investor" under Rule 501(a) promulgated under the Act.

SECTION 4.6. BROKERS, ETC. PyroTec is not obligated to pay any fee or commission to any broker, finder or other similar Person in connection with the transactions contemplated by this Agreement (other than any fees or commissions that are solely for the account of PyroTec).

ARTICLE V

CONDITIONS PRECEDENT; RELATED COVENANTS

SECTION 5.1. CLOSING EFFORTS. Each of the parties hereto shall use its commercially reasonable efforts ("Reasonable Efforts") to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including using its Reasonable Efforts to ensure that (i) its representations and warranties remain true and correct in all material respects through the Closing Date, and (ii) the conditions to the obligations of the other parties to consummate the transaction are satisfied.

SECTION 5.2. CONDITIONS PRECEDENT TO OBLIGATIONS OF PYROTEC. The obligations of PyroTec to transfer the PyroTec Shares and purchase the Green Ecology Shares at the Closing and upon satisfaction of the conditions precedent for future releases are subject to the fulfillment of the condition that, at the Closing, the representations and warranties of PyroTec set forth in this Agreement that are qualified as to materiality shall be true and correct in all respects, and all other representations and warranties of PyroTec set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing as though made as of the Closing, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties shall be true and correct as of such date).

SECTION 5.3. CONDITIONS PRECEDENT TO OBLIGATIONS OF GREEN ECOLOGY. The obligations of Green Ecology to sell the Green Ecology Shares and purchase the PyroTec Shares at the Closing and upon satisfaction of the conditions precedent for future releases are subject to the fulfillment of the condition that, at the Closing, the representations and warranties of Green Ecology set forth in this Agreement that are qualified as to materiality shall be true and correct in all respects, and all other representations and warranties of Green Ecology set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing as though made as of the Closing, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties shall be true and correct as of such date).

ARTICLE VI

TERMINATION

SECTION 6.1. TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing by the written consent of each party hereto.

SECTION 6.2. TERMINATION BY EITHER GREEN ECOLOGY OR PYROTEC. This Agreement may be terminated (upon written notice from the terminating party hereto to the other party hereto) and the transactions contemplated hereby may be abandoned by action of any party hereto, if (a) the Closing shall not have occurred on or prior to May 15, 2012, or (b) any Federal, state or local government or any court, administrative agency or commission or other governmental authority or agency, domestic or foreign shall have issued a Law or Order permanently restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such Law or Order shall have become final and non-appealable.

SECTION 6.3. EFFECT OF TERMINATION AND ABANDONMENT. In the event of termination of this Agreement pursuant to this Article VI hereof, no party hereto or, its directors or officers or other controlling persons shall have any liability or further obligation to any other party hereto pursuant to this Agreement, except that Article VII hereof shall survive termination of this Agreement and nothing herein will relieve any party hereto from liability for any breach of this Agreement occurring prior to such termination.

ARTICLE VII

GENERAL PROVISIONS; OTHER AGREEMENTS

SECTION 7.1. PRESS RELEASES. Other than any required filings under the Federal securities laws, none of the parties hereto will, without first obtaining the approval of the other, make any public announcement, directly or indirectly, regarding this Agreement, nor the nature of the transaction contemplated by this Agreement, to any person except as required by law or regulatory bodies and other than to the respective principals or other representatives of the Parties, each of whom shall be similarly bound by such confidentiality obligations. If any such press release or public announcement is so required by either party (except in the case of any disclosure required under the Federal securities laws to be made in a filing with the Securities and Exchange Commission), the disclosing party shall consult with the other parties prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure which is satisfactory to each of the parties.

SECTION 7.2. TAX-FREE TRANSACTION. From and after the date of this Agreement, Green Ecology shall use all reasonable efforts to cause the transactions contemplated hereby to qualify, and shall not knowingly take any actions or permit any actions to be taken that could reasonably be expected to prevent said transactions from qualifying as a "reorganization" under Section 368(a) of the Code for the benefit of PyroTec. This Agreement shall be, and hereby is, adopted by PyroTec as a plan of reorganization for purposes of Section 368 of the Code.

SECTION 7.3. EXPENSES. Regardless of whether the transactions contemplated hereby are consummated, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party hereto incurring such costs and expenses.

SECTION 7.4. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflicts of laws provisions thereof.

SECTION 7.5. HEADINGS. Article and Section headings used in this Agreement are for convenience only and shall not affect the meaning or construction of this Agreement.

SECTION 7.6. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements and understandings, both written and oral, with respect to the subject matter hereof.

SECTION 7.7. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Signatures on this Agreement may be communicated by facsimile transmission and shall be binding upon the parties hereto so transmitting their signatures. Counterparts with original signatures shall be provided to the other parties hereto following the applicable facsimile transmission; provided that the failure to provide the original counterpart shall have no effect on the validity or the binding nature of this Agreement.

SECTION 7.8. AMENDMENT. Any term of this Agreement may be modified or amended only by an instrument in writing signed by each of the parties hereto.

SECTION 7.9. SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforced in accordance with its terms.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date set forth above.

GREEN ECOLOGY CO., LTD.

By:/s/ Josephine Chang
Josephine Chang
Chief Executive Officer

PYROTEC, INC.

By: /s/ Mark Rynearson
Mark Rynearson
Chairman of the Board